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                                                                    EXHIBIT 23.3




Spokes & Company

Hilden Park Road
79 Tonbridge Road
Hildenborough
Kent TN11 9BH
England




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our audit report dated April 14, 2003 on the financial statements of Dialog Group, Inc. as of December 31, 2002 for the filing with and attachment to the Form S-8.




/s/ Spokes & Company
-----------------------------
Spokes & Company

April 21, 2003